UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   FORM 8-K/A
                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported): March 26, 2001

                                X-RAMP.COM, INC.
             (Exact name of registrant as specified in its chapter)

           NEVADA                       000-24927                33-0199082
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation                 File Number)          Identification No.)

2100 FIRST FEDERAL PLAZA, ROCHESTER, NEW YORK                        14614
   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code 800-819-9653



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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Davie Kaplan Chapman & Braverman, P.C., independent accountants, have been engaged as of March 26, 2001 as the Company's principal accountant to audit the Company's financial statements. Such change was recommended and approved by the Company's board of directors in recognition of the Company's relocation of its principal executive offices to Rochester, New York during 2000.

         In connection with such engagement, Morgan, Jacoby, Thurn, Boyle & Associates, P.A., the Company's previous independent accountants who were engaged as the principal accountant to audit the Company's financial statements, have been terminated. The audit reports of Morgan, Jacoby, Thurn, Boyle & Associates P.A. on the company's financial statements as of June 30, 1999 and December 31, 1999 and for the periods from February 9, 1999 (inception) through June 30, 1999 and December 31, 1999, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. During the period from February 9, 1999 (inception) through December 31, 2000 and the subsequent period through the date of termination, March 21, 2001, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         The accountant's letter required by Item 304(a)(3) of Regulation S-K is filed as an exhibit hereto. . .

         Exhibit 16.1- Letter from Morgan, Jacoby, Thurn, Boyle & Assoc., P.A.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      X-RAMP.COM, INC.
                                        (Registrant)

                                      /S/ MICHAEL J. LATES, JR
                                      ------------------------
                                      PRESIDENT
Date: April 9, 2001                  (Signature)*

*Print name and title of the signing officer under his signature.